Exhibit 99.01

News Release Andrea Prochniak, Investors 212.756.4542 Andrea.Prochniak@alliancebernstein.com	Jonathan Freedman, Media 212.823.2687 Jonathan.Freedman@alliancebernstein.com

ALLIANCEBERNSTEIN HOLDING L.P. ANNOUNCES THIRD QUARTER RESULTS
GAAP Diluted Net Income of $0.45 per Unit
Adjusted Diluted Net Income of $0.45 per Unit
Cash Distribution of $0.45 per Unit

New York, NY, October 23, 2014 – AllianceBernstein L.P. (“AllianceBernstein”) and AllianceBernstein Holding L.P. (“AllianceBernstein Holding”) (NYSE: AB) today reported financial and operating results for the third quarter ended September 30, 2014.

“The work we’ve done to deliver for our clients with persistent investment performance, a broad and balanced global offering, and a range of solutions that meet their needs as markets evolve continued to yield positive results during the third quarter,” said Peter S. Kraus, Chairman and Chief Executive Officer. “Even as conditions became increasingly difficult throughout the quarter, we were able to maintain momentum across our business, and as a result have achieved multi-year highs in both client activity levels and net inflows so far this year.”

Financial Results	3Q 2014	2Q 2014	3Q 2014 vs 2Q 2014	3Q 2013	3Q 2014 vs 3Q 2013
($ millions except per Unit amounts)

AllianceBernstein L.P.

GAAP basis:

Net Revenues	$750	$754	(1%)	$706	6%

Operating Income	$145	$143	1%	$109	33%

Operating Margin, excl. non-controlling interests	19.9%	19.0%		15.2%

Adjusted basis: (1)

Net Revenues (2)	$626	$629	(0%)	$578	8%

Operating Income (3)	$149	$144	3%	$131	14%

Operating Margin	23.8%	23.0%		22.7%

AllianceBernstein Holding L.P.

GAAP Diluted Net Income per Unit	$0.45	$0.44	2%	$0.32	41%

Adjusted Diluted Net Income per Unit (1)	$0.45	$0.45	0%	$0.40	13%

Distribution per Unit	$0.45	$0.45	0%	$0.40	13%

(1) See pages 9-10 for reconciliations of GAAP Financial Results to Adjusted Financial Results.
(2) Adjusted net revenues exclude investment gains and losses and dividends and interest on long-term incentive compensation-related investments and 90% of the investment gains and losses of our consolidated venture capital fund attributable to non-controlling interests. In addition, adjusted net revenues offset distribution-related payments to third parties as well as amortization of deferred sales commissions against distribution revenues. They also exclude certain revenues that are reimbursements of pass-through expenses (primarily through our transfer agency).
(3) Adjusted operating income represents operating income on a GAAP basis excluding (1) the impact on net revenues and compensation expense of the mark-to-market gains and losses (as well as the dividends and interest) associated with employee long-term incentive compensation-related investments, (2) real estate charges, (3) acquisition-related expenses, (4) adjustments to contingent payment arrangements and (5) the net income or loss of consolidated entities attributable to non-controlling interests.

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Kraus continued: “We continue to strengthen our investment performance, our business and our client relationships. At quarter-end, 80% of our fixed income assets were in services outperforming for the 3-year period and 84% were outperforming for the 5-year period. These services include Global High Income, a top quartile performer for the 5-year period and a top decile performer for the 1- and 10-year periods; Diversified Yield Plus and Unconstrained Bond, which have both outperformed their benchmarks by more than four percentage points over the 3-year period; and European Income, a top-quartile performer for the 3-, 5- and 10-year periods. In equities, we’ve made further strides toward restoring our track records. At quarter-end, 70% of our active equity assets were in outperforming services for the 3-year period, up from 42% at this time last year. Among our top-quartile performers for the 3-year period are Global Strategic Value, US Large Cap Growth, Concentrated US Growth, Emerging Markets Growth and US Small Cap Value. In our Institutional channel, we continue to have robust and diverse client dialogues and win exciting new mandates. So far this year we’ve completed more than 375 diverse RFPs across our equity, fixed income, multi-asset and alternatives services, a 20% increase over the same period last year. We had third quarter net inflows of $2.8 billion during the quarter – our fifth net flow positive quarter out of the past eight – and year-to-date net inflows of $5.8 billion are our highest since year-to-date 2007. Even as we continue to build traction with Institutional clients with our newer offerings like Emerging Markets Multi-Asset (EMMA), International Discovery and Next 50 frontier equities, we’re regaining ground in traditional debt and equity services as well. In Retail, we’re continually innovating for our clients with new and relevant offerings. During the quarter, we broadened our retail liquid alternatives platform by launching two new US 40 Act funds – Multi-Manager Alternative Strategies and Long/Short Multi-Manager. We also entered into a partnership with Morningstar to launch and co-manage a new multi-manager target-date series, AllianceBernstein Multi-Manager Select Retirement Funds, to invest in funds managed by leading investment managers. We continue to offer our private clients greater choice as well. So far this year, the targeted services we’ve introduced in our Private Client channel have attracted $1.2 billion in committed assets and engaged long-time, new and potential clients in a whole new way. At the same time, in volatile times like we’ve seen recently, our diversified integrated platform and risk-control capabilities resonate even more with our clients. On the sell side, our research team just earned a #6 ranking in the 2014 Institutional Investor All-America Research Team survey, up from #7 last year, and our 10th consecutive Top 10 ranking. Finally, we keep steadily improving our financials. Year-over-year, we increased our adjusted net revenues by 8% and our adjusted operating income by 14% and added 110 basis points to our adjusted margin, to finish the third quarter at 23.8%.”

Kraus concluded: “The geopolitical and global economic dynamics that began creating higher investor anxiety and market volatility during the third quarter have only intensified during the fourth quarter. Yet even as we face these near-term challenges, we are very comfortable with the global depth and breadth of our business, the unbelievable talent we have in place here at AllianceBernstein, and the long-term growth strategy we’re executing. We are focused on one thing only: delivering for our clients and unitholders over the long term. I’m confident we will prevail.”

The firm’s cash distribution per unit of $0.45 is payable on November 20, 2014, to holders of record of AllianceBernstein Holding Units at the close of business on November 3, 2014.

Market Performance

Global equity and fixed income markets were mixed in the third quarter of 2014. The S&P 500 returned 1.1% and the MSCI World Index’s total return was -2.1%. The Barclays US Aggregate Index returned 0.2% in the third quarter and the Barclays Global Aggregate Index’s total return was -3.1%.

Assets Under Management ($ Billions)

Total assets under management as of September 30, 2014 were $473.0, down $7.2 billion, or 1.5%, from June 30, 2014, and up $27.8 billion, or 6.2%, from September 30, 2013.

	Institutions	Retail	Private Client	Total
Assets Under Management 9/30/14	$236.8	$162.0	$74.2	$473.0
Net Flows for Three Months Ended 9/30/14	$2.8	$(0.1)	$0.1	$2.8

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Total net inflows were $2.8 billion compared to the prior quarter’s net inflows of $8.3 billion and the prior-year period’s net outflows of $4.8 billion.

Net inflows to the Institutions channel were $2.8 billion, compared to net inflows of $6.8 billion in the second quarter of 2014. Institutions gross sales of $5.8 billion compare to the prior quarter’s $10.5 billion. The pipeline of awarded but unfunded Institutional mandates increased sequentially from $4.3 billion to $6.6 billion at September 30, 2014, as diverse new additions and revisions exceeded fundings during the quarter.

The Retail channel experienced third quarter 2014 net outflows of $0.1 billion, compared to the prior quarter’s net inflows of $2.0 billion. Retail gross sales of $11.6 billion increased 2% sequentially from the second quarter’s $11.4 billion, with the greatest improvement in the Asia ex Japan region.

In the Private Client channel, third quarter net inflows of $0.1 billion compare to net outflows of $0.5 billion in the previous quarter. Private Client gross sales decreased 18% sequentially to $1.4 billion from the prior quarter’s $1.7 billion.

Third Quarter Financial Results

Revenues:

Net revenues of $750 million were up 6% compared to the third quarter of 2013. Higher base fees, Bernstein Research Services revenues, performance-based fees and distribution revenues from non-US retail products were partly offset by investment losses compared to investment gains in the prior year period. Sequentially, net revenues decreased 1%, as a result of lower performance-based fees, investment losses versus investment gains in the prior period and lower Bernstein Research Services revenues, partly offset by higher base fees and distribution revenues from non-US retail products. Bernstein Research Services revenues increased 5% from the third quarter of 2013 due primarily to higher trading activity in Asia and decreased 6% from the second quarter of 2014 due to a sequential slowdown in trading activity in Europe and the US.

Adjusted net revenues of $626 million were up 8% compared to the third quarter of 2013, driven by higher base fees, Bernstein Research Services revenues and performance-based fees, partially offset by negative net distribution, the result of current quarter distribution payments from non-US retail products that exceeded distribution revenues. Sequentially, adjusted net revenues were essentially flat as higher base fees were offset by lower performance-based fees and Bernstein Research Services revenues.

Expenses:

Operating expenses were $605 million for the third quarter, up 1% year-over-year, as higher employee compensation and benefits and promotion and servicing expenses were partly offset by lower general and administrative (“G&A”) expense. Employee compensation and benefits expense increased from the prior-year period due to higher base and incentive compensation, partly offset by lower commissions. Promotion and servicing expense increased from the prior-year period due primarily to higher distribution plan payments in non-US retail markets, trade execution fees, marketing and travel and entertainment expenses. Within G&A, lower occupancy and other G&A expenses compared to the prior-year period were partly offset by higher portfolio services fees. The Company recorded a $1 million non-cash real estate credit during the third quarter of 2014 as part of its ongoing global real estate consolidation plan, compared to a $24 million non-cash real estate charge in the third quarter of 2013.

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On a sequential basis, operating expenses were down 1% as lower employee compensation and benefit expense was partly offset by higher promotion and servicing and G&A expenses. Employee compensation and benefits expense decreased due to lower incentive compensation, partially offset by higher base compensation and commissions. Promotion and servicing expense increased sequentially as a result of higher distribution plan payments in non-US retail markets and higher amortization of deferred sales commission, partly offset by lower marketing and travel and entertainment expenses. Within G&A, the increase was driven by higher other G&A, technology and portfolio services expenses, partly offset by lower professional fees and occupancy expense. The Company’s $1 million non-cash real estate credit in the current quarter compared to a $0.5 million non-cash real estate credit in the second quarter of 2014.

Adjusted operating expenses were $477 million for the third quarter, up 7% compared to the prior-year period, driven by higher total compensation and benefits, promotion and servicing and G&A expenses. The year-over-year increase in total compensation and benefits expense was a result of higher base and incentive compensation, partially offset by lower commissions. The increase in promotion and servicing expense was due primarily to higher trade execution, marketing and travel and entertainment expenses. Within G&A, the increase was due primarily to higher portfolio services fees.

Sequentially, adjusted operating expenses were down 2%, driven by lower promotion and servicing and total compensation and benefits expenses. The sequential decrease in promotion and servicing expense resulted from lower marketing and travel and entertainment expenses. The decline in total compensation and benefits expense was driven by lower incentive compensation, partly offset by higher commissions and base compensation.

Operating income and margin:

Operating income of $145 million for the third quarter of 2014 increased 33% compared to $109 million for the third quarter of 2013 and increased 1% compared to $143 million in the second quarter of 2014.

Adjusted operating income of $149 million increased 14% from $131 million for the third quarter of 2013, and the adjusted operating margin increased to 23.8% from 22.7%. On a sequential basis, adjusted operating income increased 3% from $144 million, and the adjusted operating margin increased from 23.0%.

Net income per Unit:

Diluted net income per Unit for the third quarter of 2014 was $0.45 compared to $0.32 for the third quarter of 2013 and $0.44 for the second quarter of 2014.

Adjusted diluted net income per Unit was $0.45 compared to $0.40 in the third quarter of 2013 and $0.45 in the second quarter of 2014.

Extended Credit Facility

AllianceBernstein has a $1.0 billion committed, unsecured senior revolving credit facility (the “Credit Facility”) with a group of commercial banks and other lenders. On October 22, 2014, as part of an amendment and restatement, the maturity date of the Credit Facility was extended from January 17, 2017 to October 22, 2019. There were no other significant changes included in the amendment.

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Unit Repurchases

AllianceBernstein engages in open-market purchases of Holding Units to help fund anticipated obligations under its incentive compensation award program and for other corporate purposes under a plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended. The amount of Holding Units AllianceBernstein buys each quarter is subject to SEC regulations, the terms of the 10b5-1 plan and the trading volume of Holding Units on the New York Stock Exchange. In addition, AllianceBernstein purchases Holding Units from employees to allow them to fulfill statutory tax requirements at the time of distribution of long-term incentive compensation awards. During the third quarter of 2014, AllianceBernstein purchased approximately 0.1 million Holding Units for $1.3 million from employees to allow them to fulfill statutory tax withholding requirements at the time of distribution of long-term incentive compensation awards. No open market purchases of Holding Units were executed under the 10b5-1 plans in existence during the first nine months of 2014.

Third Quarter 2014 Earnings Conference Call Information

Management will review third quarter 2014 financial and operating results during a conference call beginning at
 8:00 a.m. (ET) on Thursday, October 23, 2014. The conference call will be hosted by Peter S. Kraus, Chairman and Chief Executive Officer, and John C. Weisenseel, Chief Financial Officer.

Parties may access the conference call by either webcast or telephone:

1.       To listen by webcast, please visit AllianceBernstein’s Investor Relations website at http://ir.alliancebernstein.com/investorrelations at least 15 minutes prior to the call to download and install any necessary audio software.

2.       To listen by telephone, please dial (866) 556-2265 in the U.S. or (973) 935-8521 outside the U.S. 10 minutes before the scheduled start time. The conference ID# is 17201710.

The presentation that will be reviewed during the conference call will be available on AllianceBernstein’s Investor Relations website shortly after the release of third quarter 2014 financial and operating results on October 23, 2014.

AllianceBernstein will be providing live updates via Twitter during the conference call. To access the tweets, follow AllianceBernstein on Twitter: @AllianceBernstn. Also, in the future, AllianceBernstein may provide public disclosures to investors via Twitter and other appropriate internet-based social media.

A replay of the webcast will be made available beginning approximately one hour after the conclusion of the conference call and will be available on AllianceBernstein’s website for one week.  An audio replay of the conference call will also be available for one week. To access the audio replay, please call (855) 859-2056 in the U.S., or (404) 537-3406 outside the U.S., and provide the conference ID #: 17201710.

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Cautions Regarding Forward-Looking Statements

Certain statements provided by management in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  The most significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance of sponsored investment products and separately-managed accounts, general economic conditions, industry trends, future acquisitions, competitive conditions, and current and proposed government regulations, including changes in tax regulations and rates and the manner in which the earnings of publicly-traded partnerships are taxed. AllianceBernstein cautions readers to carefully consider such factors.  Further, such forward-looking statements speak only as of the date on which such statements are made; AllianceBernstein undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.  For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see “Risk Factors” and “Cautions Regarding Forward-Looking Statements” in AllianceBernstein’s Form 10-K for the year ended December 31, 2013 and subsequent Forms 10-Q. Any or all of the forward-looking statements made in this news release, Form 10-K, Form 10-Q, other documents AllianceBernstein files with or furnishes to the SEC, and any other public statements issued by AllianceBernstein, may turn out to be wrong.  It is important to remember that other factors besides those listed in “Risk Factors” and “Cautions Regarding Forward-Looking Statements”, and those listed below, could also adversely affect AllianceBernstein’s financial condition, results of operations and business prospects.

The forward-looking statements referred to in the preceding paragraph include statements regarding:

•	The possibility that AllianceBernstein will engage in open market purchases of Holding Units to help fund anticipated obligations under our incentive compensation award program: The number of Holding Units AllianceBernstein may decide to buy in future periods, if any, to help fund incentive compensation awards is dependent upon various factors, some of which are beyond our control, including the fluctuation in the price of a Holding Unit and the availability of cash to make these purchases.

•	The pipeline of new institutional mandates not yet funded: Before they are funded, institutional mandates do not represent legally binding commitments to fund and, accordingly, the possibility exists that not all mandates will be funded in the amounts and at the times currently anticipated.

Qualified Tax Notice

This announcement is intended to be a qualified notice under Treasury Regulation §1.1446-4(b).  Please note that 100% of AllianceBernstein Holding’s distributions to foreign investors is attributable to income that is effectively connected with a United States trade or business. Accordingly, AllianceBernstein Holding’s distributions to foreign investors are subject to federal income tax withholding at the highest applicable tax rate, currently 39.6%.

About AllianceBernstein

AllianceBernstein is a leading global investment management firm that offers high-quality research and diversified investment services to institutional investors, individuals and private clients in major world markets. At September 30, 2014, AllianceBernstein Holding L.P. owned approximately 36.1% of the issued and outstanding AllianceBernstein Units and AXA, one of the largest global financial services organizations, owned an approximate 63.5% economic interest in AllianceBernstein.

Additional information about AllianceBernstein may be found on our website, www.alliancebernstein.com.

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AllianceBernstein L.P. (The Operating Partnership)
SUMMARY CONSOLIDATED STATEMENTS OF INCOME  | September 30, 2014

	Three Months Ended
$ thousands, unaudited	9/30/14	6/30/14	9/30/13
Revenues:
Base fees	$493,651	$472,843	$448,999
Performance fees	2,852	19,505	251
Bernstein research services	112,147	118,973	107,355
Distribution revenues	115,513	110,342	113,968
Dividend and interest income	4,744	4,678	4,419
Investment gains (losses)	(6,278)	828	6,460
Other revenues	27,589	27,093	25,272
Total revenues	750,218	754,262	706,724
Less: Interest expense	470	614	646
Net revenues	749,748	753,648	706,078
Expenses:
Employee compensation & benefits	317,259	327,472	302,526
Promotion & servicing
Distribution-related payments	107,859	101,968	102,426
Amortization of deferred sales commissions	11,234	9,326	10,363
Other	54,054	58,936	47,082
General & administrative
General & administrative	107,967	105,913	104,599
Real estate (credit) charge	(980)	(505)	24,125
Contingent payment arrangements	476	320	171
Interest on borrowings	620	768	612
Amortization of intangible assets	6,551	6,010	5,556
Total expenses	605,040	610,208	597,460

Operating income	144,708	143,440	108,618

Income taxes	9,410	7,008	7,257

Net income	135,298	136,432	101,361

Net (loss) income of consolidated entities attributable to non-controlling interests	(4,500)	(3)	1,413
Net Income Attributable to AllianceBernstein Unitholders	$139,798	$136,435	$99,948

Operating margin(1)	19.9%	19.0%	15.2%

(1) Operating income excluding net (loss) income attributable to non-controlling interests as a percentage of net revenues.

AllianceBernstein Holding L.P. (The Publicly-Traded Partnership)
SUMMARY STATEMENTS OF INCOME

	Three Months Ended
$ thousands except per Unit amounts, unaudited	9/30/14	6/30/14	9/30/13
Equity in Net Income Attributable to AllianceBernstein Unitholders	$49,876	$48,467	$34,504
Income Taxes	5,742	5,613	4,981
Net Income	44,134	42,854	29,523

Additional Equity in Earnings of Operating Partnership (1)	409	376	183
Net Income - Diluted	$44,543	$43,230	$29,706
Diluted Net Income per Unit	$0.45	$0.44	$0.32
Distribution per Unit	$0.45	$0.45	$0.40

(1) To reflect higher ownership in the Operating Partnership resulting from application of the treasury stock method to outstanding options.

AllianceBernstein L.P. and AllianceBernstein Holding L.P.
UNITS OUTSTANDING AND WEIGHTED AVERAGE UNITS OUTSTANDING

	Period End	Weighted Average Units Three Months Ended 9/30/14
	Units	Basic	Diluted
AllianceBernstein L.P.	269,450,334	269,372,066	270,620,963
AllianceBernstein Holding L.P.	97,160,178	97,070,029	98,318,926

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AllianceBernstein L.P.
ASSETS UNDER MANAGEMENT  |  September 30, 2014
($ billions)

Ending and Average	Three Months Ended
	9/30/14	9/30/13
Ending Assets Under Management	$473.0	$445.2
Average Assets Under Management	$479.0	$439.9

Three-Month Changes By Distribution Channel

	Institutions	Retail	Private Client	Total
Beginning of Period	$240.3	$165.4	$74.5	$480.2
Sales/New accounts	5.8	11.6	1.4	18.8
Redemptions/Terminations	(2.9)	(10.2)	(1.0)	(14.1)
Net Cash Flows	(0.1)	(1.5)	(0.3)	(1.9)
Net Flows	2.8	(0.1)	0.1	2.8
Transfers	0.1	(0.1)	-	-
AUM Adjustment(3)	(1.1)	-	-	(1.1)
Investment Performance	(5.3)	(3.2)	(0.4)	(8.9)
End of Period	$236.8	$162.0	$74.2	$473.0

Three-Month Changes By Investment Service

	Equity Active	Equity Passive(1)	Fixed Income Taxable	Fixed Income Tax-Exempt	Fixed Income Passive(1)	Other(2)	Total
Beginning of Period	$115.8	$50.4	$226.2	$30.4	$9.8	$47.6	$480.2
Sales/New accounts	4.0	0.2	11.3	1.0	0.3	2.0	18.8
Redemptions/Terminations	(3.2)	-	(9.6)	(0.7)	(0.2)	(0.4)	(14.1)
Net Cash Flows	(1.9)	(0.3)	(0.7)	-	0.3	0.7	(1.9)
Net Flows	(1.1)	(0.1)	1.0	0.3	0.4	2.3	2.8
AUM Adjustment(3)	-	-	(1.1)	-	-	-	(1.1)
Investment Performance	(2.4)	(0.7)	(5.3)	0.4	(0.2)	(0.7)	(8.9)
End of Period	$112.3	$49.6	$220.8	$31.1	$10.0	$49.2	$473.0

(1) Includes index and enhanced index services
(2) Includes multi-asset services and certain other alternative investments
(3) Excludes assets for which we provide administrative services but not investment management services from AUM

By Client Domicile

	Institutions	Retail	Private Client	Total
U.S. Clients	$135.2	$96.9	$72.4	$304.5
Non-U.S. Clients	101.6	65.1	1.8	168.5
Total	$236.8	$162.0	$74.2	$473.0

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AllianceBernstein L.P.
RECONCILIATION OF GAAP FINANCIAL RESULTS TO ADJUSTED FINANCIAL RESULTS

	Three Months Ended
$ thousands, unaudited	9/30/14	6/30/14	3/31/14	12/31/13	9/30/13	6/30/13

Net Revenues, GAAP basis	$749,748	$753,648	$714,618	$765,572	$706,078	$734,275
Exclude:
Long-term incentive compensation-related investment (gains) losses	1,646	(3,415)	(1,297)	(4,711)	(5,284)	(818)
Long-term incentive compensation-related dividends and interest	(145)	(154)	(179)	(1,882)	(210)	(196)
90% of consolidated venture capital fund investment (gains) losses	4,374	(136)	(2,005)	(3,640)	(1,588)	(6,602)
Distribution-related payments	(107,859)	(101,968)	(98,642)	(101,475)	(102,426)	(112,675)
Amortization of deferred sales commissions	(11,234)	(9,326)	(8,957)	(9,516)	(10,363)	(10,325)
Pass-through fees & expenses	(10,168)	(9,516)	(8,445)	(8,029)	(8,411)	(8,349)
Adjusted Net Revenues	$626,362	$629,133	$595,093	$636,319	$577,796	$595,310

Operating Income, GAAP basis	$144,708	$143,440	$129,903	$194,781	$108,618	$136,654
Exclude:
Long-term incentive compensation-related items	555	94	89	(664)	(92)	323
Real estate (credits) charges	(980)	(505)	1,942	1,726	24,125	1,935
Acquisition-related expenses	366	1,457	859	3,373	-	-
Contingent payment arrangements	-	-	-	(10,840)	-	-
Sub-total of non-GAAP adjustments	(59)	1,046	2,890	(6,405)	24,033	2,258
Less: Net (loss) income of consolidated entities attributable to non-controlling interests	(4,500)	(3)	1,813	3,442	1,413	6,376
Adjusted Operating Income	$149,149	$144,489	$130,980	$184,934	$131,238	$132,536

Operating Margin, GAAP basis excl. non-controlling interests	19.9%	19.0%	17.9%	25.0%	15.2%	17.7%

Adjusted Operating Margin	23.8%	23.0%	22.0%	29.1%	22.7%	22.3%

AllianceBernstein Holding L.P.
RECONCILIATION OF GAAP EPU TO ADJUSTED EPU

	Three Months Ended
$ thousands except per Unit amounts, unaudited	9/30/14	6/30/14	3/31/14	12/31/13	9/30/13	6/30/13
Net Income - Diluted, GAAP basis	$44,543	$43,230	$36,455	$57,853	$29,706	$40,617
Impact on net income of AllianceBernstein non-GAAP adjustments	106	415	1,008	(2,312)	7,919	840
Adjusted Net Income - Diluted	$44,649	$43,645	$37,463	$55,541	$37,625	$41,457

Diluted Net Income per Holding Unit, GAAP basis	$0.45	$0.44	$0.38	$0.62	$0.32	$0.40
Impact of AllianceBernstein non-GAAP adjustments	-	0.01	0.01	(0.02)	0.08	0.01
Adjusted Diluted Net Income per Holding Unit	$0.45	$0.45	$0.39	$0.60	$0.40	$0.41

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AllianceBernstein L.P.
Notes to Condensed Consolidated Statements of Income and Supplemental Information
(Unaudited)

Adjusted Net Revenues
Adjusted net revenues exclude investment gains and losses and dividends and interest on long-term incentive compensation-related investments, and 90% of the investment gains and losses of our consolidated venture capital fund attributable to non-controlling interests. In addition, adjusted net revenues offset distribution-related payments to third parties as well as amortization of deferred sales commissions against distribution revenues. We believe offsetting net revenues by distribution-related payments is useful for our investors and other users of our financial statements because such presentation appropriately reflects the nature of these costs as pass-through payments to third parties who perform functions on behalf of our sponsored mutual funds and/or shareholders of these funds. We offset amortization of deferred sales commissions against net revenues because such costs, over time, essentially offset our distribution revenues. We also exclude pass-through expenses we incur (primarily through our transfer agency) that are reimbursed and recorded as fees in revenues. During the third quarter of 2014, we reclassified certain other promotion and servicing expenses into distribution-related payments and identified additional pass-through expenses that were excluded from adjusted net revenues. As a result, we revised prior period’s adjusted net revenues to conform to the current period’s presentation. These fees have no impact on operating income, but they do have an impact on our operating margin. As such, we exclude these fees from adjusted net revenues.

Adjusted Operating Income
Adjusted operating income represents operating income on a US GAAP basis excluding (1) the impact on net revenues and compensation expense of the mark-to-market gains and losses (as well as the dividends and interest) associated with employee long-term incentive compensation-related investments, (2) real estate charges, (3) acquisition-related expenses, (4) adjustments to contingent payment arrangements and (5) the net income or loss of consolidated entities attributable to non-controlling interests.

Prior to 2009, a significant portion of employee compensation was in the form of long-term incentive compensation awards that were notionally invested in AllianceBernstein investment services and generally vested over a period of four years. AllianceBernstein economically hedged the exposure to market movements by purchasing and holding these investments on its balance sheet. All such investments had vested by year-end 2012 and the investments have been distributed to the participants, except for those investments with respect to which the participant elected a long-term deferral. Fluctuation in the value of these investments is recorded within investment gains and losses on the income statement and also impacts compensation expense. Management believes it is useful to reflect the offset achieved from economically hedging the investments’ market exposure in the calculation of adjusted operating income and adjusted operating margin. The non-GAAP measures exclude gains and losses and dividends and interest on long-term incentive compensation-related investments included in revenues and compensation expense.

Real estate charges have been excluded because they are not considered part of our core operating results when comparing financial results from period to period and to industry peers.

Acquisition-related expenses, primarily severance and professional fees incurred as a result of acquisitions in the fourth quarter of 2013 and the second quarter of 2014, have been excluded because they are not considered part of our core operating results when comparing results from period to period and to industry peers.

Most of the net income or loss of consolidated entities attributable to non-controlling interests relates to the 90% limited partner interests held by third parties in our consolidated venture capital fund. We own a 10% limited partner interest in the fund. Because we are the general partner of the venture capital fund and are deemed to have a controlling interest, US GAAP requires us to consolidate the financial results of the fund. However, recognizing 100% of the gains or losses in operating income while only retaining 10% is not reflective of our underlying financial results at the operating income level. As a result, we are excluding the 90% limited partner interests we do not own from our adjusted operating income. Similarly, net income of joint ventures attributable to non-controlling interests, although not significant, is excluded because it does not reflect the economic interest attributable to AllianceBernstein.

Adjusted Operating Margin
Adjusted operating margin allows us to monitor our financial performance and efficiency from period to period without the volatility noted above in our discussion of adjusted operating income and to compare our performance to industry peers on a basis that better reflects our performance in our core business. Adjusted operating margin is derived by dividing adjusted operating income by adjusted net revenues.

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